UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2011

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29609	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 4, 2011, the Board of Directors (the “Board”) of Onvia, Inc. (the “Company”) approved an amendment to the Company’s Preferred Stock Rights Agreement, dated as of November 22, 2002 (the “Original Rights Agreement”), by and between the Company and U.S. Stock Transfer Corp. as rights agent (the predecessor-in-interest to Computershare Trust Company, N.A., hereinafter, the “Rights Agent”). The amendment, which was subsequently executed on that date by the Company and Computershare Trust Company, N.A., as Rights Agent, changes the Final Expiration Date of the rights under the Original Rights Agreement (the “Original Rights”) from November 22, 2012 to May 4, 2011. As a result, the Original Rights expired and the Original Rights Agreement effectively terminated as of May 4, 2011.

Also, on May 4, 2011, the Board approved and adopted a Section 382 Rights Agreement, dated as of May 4, 2011, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Section 382 Rights Agreement”). Pursuant to the Section 382 Rights Agreement, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.0001, of the Company (the “Common Stock”). The dividend is payable on May 23, 2011 to stockholders of record as of the close of business on May 23, 2011.

The following is a summary description of the Rights. This summary is intended to provide a general description only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Section 382 Rights Agreement, a copy of which is attached to the Form 8-A filed by the Company with the Securities and Exchange Commission on May 5, 2011 and is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Section 382 Rights Agreement.

The Board adopted the Section 382 Rights Agreement in an effort to protect stockholder value by attempting to diminish the risk that the Company’s ability to utilize its net operating loss carryovers (collectively, the “NOLs”) to reduce potential future federal income tax obligations may become substantially limited. Under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder by the U.S. Treasury Department, these NOLs may be “carried forward” in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, the Company believes that it will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to the Company. However, if the Company experiences an “ownership change,” within the meaning of Section 382 of the Code, its ability to utilize the NOLs may be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of those assets. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period.

The Section 382 Rights Agreement is intended to act as a deterrent to any person or group acquiring beneficial ownership of 4.9% or more of the outstanding Common Stock without the approval of the Board. A person who acquires, without the approval of the Board, beneficial ownership (other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders) of 4.9% or more of the outstanding Common Stock (including any ownership interest held by that person’s affiliates and associates as defined under the Section 382 Rights Agreement) could be subject to significant dilution. Stockholders who beneficially own 4.9% or more of the outstanding Common Stock as of the close of business on May 4, 2011 will not trigger the Section 382 Rights Agreement so long as they do not acquire beneficial ownership of additional shares of the Common Stock representing 1.0% or more of the outstanding Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) at a time when they still beneficially own 4.9% or more of such stock. In addition, the Board retains the sole discretion to exempt any person or group from the penalties imposed by the Section 382 Rights Agreement.

The Board remains open to all alternatives to maximize stockholder value, and may in its sole discretion exempt a proposed acquisition of the Common Stock from the Section 382 Rights Agreement, including if it determines that the acquisition is in the Company’s best interests, or if it will not jeopardize the Company’s tax benefits. The Section 382 Rights Agreement is not expected to interfere with any merger or other business combination approved by the Company’s Board.

The Rights. The Board authorized the issuance of one Right per each outstanding share of the Common Stock payable to the Company’s stockholders of record as of the close of business on May 23, 2011. One Right will also be issued together with each share of the Common Stock issued after May 23, 2011 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Section 382 Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share (a “Unit”) of Series RA Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Series RA Preferred Stock”) for a purchase price of $20.00 (the “Purchase Price”). If issued, each Unit of Series RA Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of the Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Acquiring Person; Exempt Persons; Exempt Transactions. Under the Section 382 Rights Agreement, an “Acquiring Person” is any person or group of affiliated or associated persons (a “Person”) who is or becomes the beneficially owner of 4.9% or more of the shares of Common Stock outstanding other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders. Beneficial ownership is determined as provided in the Section 382 Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. The Section 382 Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the Section 382 Rights Agreement: (i) the Company or any subsidiary of the Company and any employee benefit plan of the Company, or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; or (ii) any person that, as of May 4, 2011, is the beneficial owner of 4.9% or more of the shares of Common Stock outstanding (such person, an “Existing Holder”) unless and until such Existing Holder acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the outstanding shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) at a time when such person still beneficially owns 4.9% or more of the Common Stock.

The Section 382 Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the Section 382 Rights Agreement in a transaction that the Board determines, in its sole discretion, is exempt (an “Exempt Transaction”) from the Section 382 Rights Agreement.

Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 4.9% or more of the outstanding Common Stock (or, in the case of a person that had beneficial ownership of 4.9% or more of the outstanding Common Stock as of the close of business on May 4, 2011, by obtaining beneficial ownership of any additional shares of the Common Stock representing 1% or more of the shares of the Common Stock then outstanding at a time when such person still beneficially owns 4.9% or more of the outstanding Common Stock) and (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.

The date that the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the Section 382 Rights Agreement (as described below).

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of the Common Stock having a market value of two times the Purchase Price. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by the Company (as described below).

Redemption. At any time until the earlier of May 4, 2014 and ten calendar days following the first date of public announcement that a person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person, the Board may, at its option, exchange the Rights (other than Rights that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series RA Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or fractional share of Series RA Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio.

Stockholder Ratification. The Company intends to submit the Section 382 Rights Agreement for stockholder ratification at a meeting of stockholders of the Company to be held within 12 months of the adoption of the Section 382 Rights Agreement.

Preferred Stock Provisions. Each Unit of Series RA Preferred Stock, if issued: (i) will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such other series), (ii) will entitle holders to preferential cumulative quarterly dividends in an amount per share of Series A Preferred Stock equal to the greater of (a) $1 or (b) 1,000 times the aggregate the dividends, if any, declared on one share of Common Stock, (iii) will entitle holders upon liquidation (voluntary or otherwise) to receive $1,000 per share of Series RA Preferred Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, (iv) will have the same voting power as one share of Common Stock, and (v) will entitle holders to a per share payment equal to the payment made on one share of Common Stock, if shares of the Common Stock are exchanged via merger, consolidation, or a similar transaction. Because of the nature of the Series RA Preferred Stock’s dividend, liquidation and voting rights, the value of a Unit of Series RA Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Expiration. The Rights and the Section 382 Rights Agreement will expire on the earliest of (i) May 4, 2014, (ii) the time at which the Rights are redeemed pursuant to the Section 382 Rights Agreement, (iii) the time at which the Rights are exchanged in full pursuant to the Section 382 Rights Agreement, (iv) the date that the Board determines that the Section 382 Rights Agreement is no longer necessary for the preservation of material valuable Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, and (vi) a determination by the Board, prior to the time any Person becomes an Acquiring Person, that the Section 382 Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders.

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series RA Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series RA Preferred Stock or the Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. For so long as the Rights are redeemable, the Board may supplement or amend any provision of the Section 382 Rights Agreement in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the Section 382 Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Section 382 Rights Agreement which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the Section 382 Rights Agreement again becoming amendable other than in accordance with this sentence.

Tax Consequences. The issuance of the Rights is not taxable to the Company or to stockholders under presently existing federal income tax law, and will not change the way in which stockholders can presently trade the Company’s shares of Common Stock. If the Rights should become exercisable, stockholders, depending on the circumstances then existing, may recognize taxable income.

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2011, the Company issued a press release announcing its financial results for the first quarter of 2011, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except if the Company specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Section 382 Rights Agreement described in Item 1.01 above, the Board of Directors approved a Certificate of Designation, Preferences, and Rights of Series RA Junior Participating Preferred Stock of Onvia, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on May 4, 2011. The Certificate of Designation is attached as Exhibit 3.1 to the Form 8-A filed by the Company on May 5, 2011 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Also, on May 5, 2011, the Company announced the declaration of the dividend of Rights and issued a press release relating to such declaration, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The information in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information contained in Exhibit 99.2 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act except if the Company specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act..

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Certificate of Designation of Series RA Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 4, 2011 (incorporated by reference from Exhibit 4.1 to Onvia’s Form 8-A filed with the SEC on May 5, 2011 (File No. 000-29609)).

4.1	Section 382 Rights Agreement, dated May 4, 2011, by and between Onvia, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series RA Junior Participating Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C (incorporated by reference from Exhibit 4.1 to Onvia’s Form 8-A filed with the SEC on May 5, 2011 (File No. 000-29609)).

4.2	Amendment, dated as of May 4, 2011, to the Rights Agreement, dated as of November 22, 2002, by and between Onvia, Inc. and U.S. Stock Transfer Corp. as rights agent (the predecessor-in-interest to Computershare Trust Company, N.A.) (incorporated by reference from Exhibit 4.3 to Onvia’s Form 8-A/A filed with the SEC on May 5, 2011(File No. 000-29609)).

99.1	Press Release issued by Onvia, Inc. on May 5, 2011, announcing financial results for the first quarter of 2011 (filed herewith).

99.2	Press Release issued by Onvia, Inc. on May 5, 2011 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONVIA, INC.

Dated: May 5, 2011	By:	/s/ Henry G. Riner
	Name: Title:	Henry G. Riner President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Designation of Series RA Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 4, 2011 (incorporated by reference from Exhibit 4.1 to Onvia’s Form 8-A filed with the SEC on May 5, 2011 (File No. 000-29609)).

4.1	Section 382 Rights Agreement, dated May 4, 2011, by and between Onvia, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series RA Junior Participating Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C (incorporated by reference from Exhibit 4.1 to Onvia’s Form 8-A filed with the SEC on May 5, 2011 (File No. 000-29609)).

4.2	Amendment, dated as of May 4, 2011, to the Rights Agreement, dated as of November 22, 2002, by and between Onvia, Inc. and U.S. Stock Transfer Corp. as rights agent (the predecessor-in-interest to Computershare Trust Company, N.A.) (incorporated by reference from Exhibit 4.3 to Onvia’s Form 8-A/A filed with the SEC on May 5, 2011(File No. 000-29609)).

99.1	Press Release issued by Onvia, Inc. on May 5, 2011, announcing financial results for the first quarter of 2011 (filed herewith).

99.2	Press Release issued by Onvia, Inc. on May 5, 2011 (filed herewith).

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